UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   October 28, 2014

Heatwurx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-184948	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18001 S. Figueroa, Unit F, Gardena, CA	90248
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 324-4513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

On October 23, 2014, Heatwurx, Inc. (the “Company”) entered into an Exclusive Distribution Agreement (the “Agreement”) with Beijing Enhanced Solutions, Inc., a corporation organized and existing under the laws of the People’s Republic of China (the “Distributor”). The parties and their principles do not have any other relationship other than the relationship created under the Agreement.

Pursuant to the terms of the Agreement, the Company appointed Distributor as the exclusive distributor and sales representative its products in the Macau Special Administrative Region and the Hong Kong Special Administrative Region of China (the “Territory”).  This Agreement is for an initial term of five years (the “Term”).  After the initial Term the Agreement will automatically renew for two additional terms of two years each, unless the Agreement is terminated for cause.

The Agreement grants the Distributor the exclusive right to distribute and sell Heatwurx products during the Term, in the Territory.  The Distributor can appoint sub-distributors of its choice in furtherance of this goal. The Distributor agreed to use its best efforts to design sales channels, methods, and campaigns which maintain the Company’s ethos of being a safe, eco-friendly, high quality provider. The Distributor can purchase the products at the Company’s lowest currently published wholesale prices.

In order to induce an exclusive agreement, the Distributor has agreed to maintain a minimum amount of the Company’s products during the below time periods stated below:

Applicable Time Period	Minimum Sales Revenues
On or before December 31, 2014

Equipment: two (2) HWX-AP40 processors and four (4) HWX-30 Heaters

Supplies: nine (9) bags of Company proprietary blend polymer (one pallet sufficient for approximately 240 repairs) and eighteen (18) buckets of rejuvenations strips

On or before December 31, 2015	Equipment: Ten (10) HWX-AP40 processors and ten (10) HWX-30 Heaters Supplies: 45 bags of Company proprietary blend polymer (four pallets sufficient for approximately 960 repairs)
On or before December 31, 2016	An amount of HWX-AP40 processors and HWX-30 Heaters, and applicable supplies equal to twenty percent (20%) of the aggregate number of sales of such Products during 2015.
On or before December 31, 2017	An amount of HWX-AP40 processors and HWX-30 Heaters, and applicable supplies equal to twenty percent (20%) of the aggregate number of sales of such Products during 2016.

The Company must provide one demonstration set of the products including a processor, heater, and consumable which may only be used for demonstrations.  The Distributor will pay half of the cost of the demonstrations materials at the time of entering into the Agreement and half by June 30, 2015. Delivery of the demonstration set, as well as any deliveries under the product shall be FOB the Port of Los Angeles.  The Company is obligated to provide one business week of product training for up to five of the Distributor’s personnel.  The Company will send a technician to China to provide an initial product and supervisory demonstration and certification. The Company will also provide a reasonable amount of advertising and promotional material which may be reproduced in Chinese or whatever language or dialect is appropriate for the Territory. The Company has the right to approve the materials before they are distributed.  The Distributor will have the right to set the market price of the products and must provide the Company with forecasts during the Term of product sales.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Exclusive Distribution Agreement, dated October 23, 2014*

*Furnished to, not filed with, the SEC pursuant to Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heatwurx, Inc.

Date: October 28, 2014	By /s/ David Dworsky
David Dworsky, Chief Executive Officer

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